Exhibit 99.1

At EMAK Worldwide, Inc.:

Media and investor inquiries:

Michael Sanders

SVP and Chief Financial Officer

(323) 932-4324

For Immediate Release

EMAK Worldwide Pursues Strategic Cost Savings Measures

Key Changes at a Glance

-Announces plan to deregister

-Will continue disclosing quarterly and annual financials to support trading of its common stock

-Announces change in auditors

-Total annualized savings from deregistration and auditor change estimated at $1.1 million

LOS ANGELES, October 2, 2008 – EMAK Worldwide, Inc. (OTC: EMAK) (“EMAK” or the “Company”), a leading marketing services firm, today announced measures that will lower its public-company costs while supporting its overall strategic initiatives.

Over the past two years, EMAK has made significant strides in reducing its costs, and today its financial position is sound. As of September 30, 2008 the Company had a balance of cash and cash equivalents of approximately $6.8 million, no debt, capacity under its unused $25 million credit facility and adequate liquidity for at least the next 12 months. Senior management and EMAK’s Board of Directors continually review its operations to ensure the Company is right-sized, and they have identified additional opportunities beyond the original $6.0 million target of annualized operating expense savings announced last year.

One key measure is the Company’s intention to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by filing a Form 15 with the Securities and Exchange Commission (“SEC”) on or about October 10, 2008. EMAK is eligible to deregister because it has fewer than 300 holders of record of its common stock. Following deregistration, the Company intends to voluntarily make certain financial and other

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EMAK Worldwide, Inc.

information available regularly to shareholders via its website, www.emak.com, and a recognized securities manual in order to continue to support over-the-counter trading of its common stock.

In light of the Company’s pursuit of strategic alternatives together with its retained financial advisor Barrington Associates, EMAK’s Board (including the director representing its preferred stockholder Crown EMAK Partners, LLC) evaluated the advantages and disadvantages of remaining a registered public company. The Board determined that deregistration was in the best interest of the Company and its stockholders after careful consideration of several factors, including:

o	the high financial costs associated with preparing and filing periodic reports and other filings with the SEC in comparison to the size of the Company;
o	the demands placed on management to comply with SEC reporting obligations, which detract from time available for overseeing the operation and growth of the Company; and
o	the limited trading volume and lack of analyst coverage of the Company's common stock.

“EMAK is a small public company with precious resources, and we believe this is the right move for us,” said Jim Holbrook, EMAK’s Chief Executive Officer. “With our resources focused on our growth priorities, we will create value for our shareholders by operating our businesses as efficiently as possible.”

The Company believes that as a result of suspending its reporting obligation under the Exchange Act, it will achieve annualized cost savings of approximately $1.1 million by reducing the use of third-party service providers, reducing the cost of director’s and officer’s insurance, eliminating the requirements to file periodic reports, reducing the expenses of shareholder communications, avoiding the substantial additional costs associated with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and changing auditors, as discussed below.

Upon the filing of the Form 15, the Company's obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will be suspended immediately. EMAK will continue to issue press releases and make news announcements of important events and post them on its website, including quarterly and annual financials in accordance with its normal reporting schedule. The Company plans to announce results for the third quarter on October 30, 2008.

EMAK expects that the deregistration of its common stock will become effective not more than 90 days after the date of filing the Form 15. The Company expects that after deregistration its common stock will continue to be quoted on the Pink Sheets, a provider of pricing and financial information for over-the-counter securities, where EMAK’s common stock is currently quoted.

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EMAK Worldwide, Inc.

The Company cannot provide assurance that any broker will continue to make a market in the Company’s common stock after deregistration.

EMAK also announced that the Audit Committee of its Board approved the engagement of J.H. Cohn LLP as the Company’s independent auditors to replace Deloitte & Touche LLP for the year ending December 31, 2008.

"Deloitte has provided a high level of service as the Company's independent auditors, and we have had a positive relationship with the firm," commented Mike Sanders, EMAK’s Chief Financial Officer. "As a result of our plans to deregister, we feel that J.H. Cohn is better-suited to our service needs. We look forward to working with their experienced team."

Added Holbrook, “Continued success demands that our people and our plans are aligned with the things that matter most to our future performance. Chief among these is exceeding our clients’ needs and expectations with innovative solutions, exceptional quality and engaging marketing programs. We’re being careful to consider the needs of our clients, business partners, associates and shareholders through this process.”

About J.H. Cohn

J.H. Cohn is one of the top 20 accounting and consulting firms in the United States and the largest headquartered in New Jersey. The firm has earned a strong reputation for its industry specialization and ability to help clients drive profits and increase wealth by providing custom solutions. J.H. Cohn professionals are passionate about providing personalized and attentive service, the success of their clients and staff, and their role as community leaders. J.H. Cohn is a member of Nexia International, the world’s ninth-largest network of independent auditors, business advisors, and consultants. More information about J.H. Cohn can be found at www.jhcohn.com.

About EMAK Worldwide, Inc.

EMAK Worldwide, Inc. is the parent company of a family of marketing services agencies including Equity Marketing, Logistix, Mega, Neighbor and Upshot. Its agencies are experts in “consumer activation” by offering strategy-based marketing programs that directly impact consumer behavior. The agencies provide strategic planning and research, consumer insight development, entertainment marketing, design and manufacturing of custom promotional products, kids marketing, event marketing, shopper marketing and environmental branding. The Company’s blue-chip clients include Burger King Corporation, Frito-Lay, Kellogg, Kohl’s, Kraft, Macy’s, Miller Brewing Company and Procter & Gamble, among others. Headquartered in Los Angeles, EMAK

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EMAK Worldwide, Inc.

has offices in Chicago, Amsterdam, Frankfurt, Paris and Hong Kong. More information about EMAK Worldwide is available on the Company’s website at www.emak.com.

Certain expectations and projections regarding the future performance of EMAK Worldwide, Inc. discussed in this news release are forward-looking and are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company’s operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company’s actual consolidated results of operations and financial position in 2008 and thereafter to differ significantly from those expressed in forward-looking statements: the Company’s dependence on a single customer; the significant quarter-to-quarter variability in the Company’s revenues and net income; the Company’s dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company’s dependence on foreign manufacturers; the Company’s need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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